Exhibit 99.1



PRESS RELEASE

Contact:   Whitney  Moose  |  Manager,   Corporate   Communications   |  Insight
Communications | 917.286.2300

FOR IMMEDIATE RELEASE

INSIGHT COMMUNICATIONS ANNOUNCES PARTICIPATION IN INVESTOR CONFERENCE

NEW YORK - March 17, 2006 - Insight Communications announced today that Dinni Jain, president and chief operating officer, and John Abbot, executive vice president and chief financial officer, will present at the upcoming Credit Suisse 2006 Global Leveraged Finance Conference.

Jain and Abbot are scheduled to present at the conference on Tuesday, March 28, 2006, at 4:10 p.m. MST. The conference will be held at the Arizona Biltmore Resort and Spa in Phoenix, Ariz.

Insight Communications is the ninth largest cable operator in the United States, serving approximately 1.3 million customers in the four contiguous states of Illinois, Kentucky, Indiana and Ohio. Insight offers bundled, state-of-the-art services in mid-sized communities, delivering analog and digital video, high-speed Internet and, in selected markets, voice telephony to its customers.

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